SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2004

WESTAFF, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of principal executive offices/Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Item 5.                    OTHER EVENTS.

On February 2, 2004,  the Registrant issued a press release announcing that it has delayed filing its annual report on Form 10-K. Westaff has filed a notification of late filing under Rule 12b-25 to extend the filing deadline because its lending group has exercised its rights  to require the Company to enter into discussions to amend certain provisions of its credit facility.  The outcome of such negotiations is uncertain, but may affect the financial statement presentations and related financial disclosures and could have an adverse effect on the Company’s liquidity. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

Exhibit No.	Description of Document

99.1	Press Release dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and Chief Financial Officer

Date: February 2, 2004

EXHIBIT INDEX

99.1	Press Release of Westaff, Inc. dated February 2, 2004